UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2015
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2015, Diamondback Energy, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at One Park Avenue, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2015. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.
Proposal 1
Steven E. West, Travis D. Stice, Michael P. Cross, David L. Houston and Mark L. Plaumann were elected to continue to serve as the Company’s directors until the 2016 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Withheld	Non-Votes
Steven E. West	48,426,836	6,435,152	1,594,565
Travis D. Stice	53,983,609	878,379	1,594,565
Michael P. Cross	54,210,768	651,220	1,594,565
David L. Houston	54,154,791	707,197	1,594,565
Mark L. Plaumann	54,214,935	647,053	1,594,565
Proposal 2
The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes
54,300,056	551,488	10,444	1,594,565
Proposal 3
The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 was ratified. The results of the vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes
56,442,487	1,918	12,148	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	June 10, 2015	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer